SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 3, 2004

AMERIPATH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22313	65-0642485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7289 Garden Road Suite 200 Riviera Beach, FL 33404
(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (561) 721-6200

Not Applicable
(former address if changed since last report)

Item 9.             Regulation FD Disclosure; and

Item 12.       Results of Operations and Financial Condition

The offering circular to be disseminated in connection with the proposed offering of $75 million principal amount of 10-1/2% senior subordinated notes due 2013 will contain preliminary financial data regarding AmeriPath, Inc.’s fiscal 2003 operating results.  The disclosure will indicate that, based upon preliminary unaudited results of operations, AmeriPath, Inc. believes that it will report net revenues of between $484 million and $486 million and net income of between $3.5 million and $4.5 million, for the fiscal year ended December 31, 2003, compared to net revenues and net income of $478.8 million and $44.6 million, respectively, for the year ended December 31, 2002.  The financial results to be disclosed today are preliminary and subject to revision based upon AmeriPath, Inc.’s review of its fourth quarter results and an audit by its independent auditors of the results for the full fiscal year ended December 31, 2003.  No assurance can be given that, upon completion of its review and the audit by its independent auditors, that AmeriPath, Inc. will not report materially different results than those set forth above.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  In addition, this information shall not be deemed to be incorporated by reference into any of AmeriPath, Inc.’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIPATH, INC.
(Registrant)

	By:	/s/ David L. Redmond
Name: David L. Redmond
Title: Chief Financial Officer

Date: February 3, 2004